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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Unisource Worldwide, Inc. pertaining to the Unisource Worldwide, Inc. Restricted Stock Plan for Directors of our reports dated October 21, 1997, with respect to the consolidated financial statements and schedule of Unisource Worldwide, Inc. incorporated and included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 7, 1998